Exhibit 99.2

Nasdaq

Supplemental Information: Nasdaq's Updated Corporate Structure

To be implemented for 4Q2022/FY2022 reporting

Supplemental Data (Unaudited)

October 19, 2022

Disclaimers

The segment disclosures for the periods presented on the following slides are for illustrative purposes only. Nasdaq intends to publish its fourth quarter and full year 2022 results, as well as all future reporting, in alignment with the new corporate structure described on the following slides. These unaudited segment disclosures are based on information available to management as of today and are subject to change. The final recast segment disclosure will be available in Nasdaq's Annual Report on Form 10-K for the year ended December 31, 2022.

Non-GAAP Information

In addition to disclosing results determined in accordance with U.S. GAAP, Nasdaq also discloses certain non-GAAP results of operations, including, but not limited to non-GAAP operating income, and non-GAAP operating expenses, that include certain adjustments or exclude certain charges and gains that are described in the reconciliation table of U.S. GAAP to non-GAAP information provided at ir.nasdaq.com/Income-Statement-Trend-Summary-and-GAAP-to-Non-GAAP-Reconciliation. Management uses this non-GAAP information internally, along with U.S. GAAP information, in evaluating our performance and in making financial and operational decisions. We believe our presentation of these measures provides investors with greater transparency and supplemental data relating to our financial condition and results of operations. In addition, we believe the presentation of these measures is useful to investors for period-to-period comparisons of results as certain items do not reflect ongoing operating performance.

These measures are not in accordance with, or an alternative to, U.S. GAAP, and may be different from non-GAAP measures used by other companies. In addition, other companies, including companies in our industry, may calculate such measures differently, which reduces their usefulness as a comparative measure. Investors should not rely on any single financial measure when evaluating our business. This information should be considered as supplemental in nature and is not meant as a substitute for our operating results in accordance with U.S. GAAP. We recommend investors review the U.S. GAAP financial measures included in this presentation. When viewed in conjunction with our U.S. GAAP results and the accompanying reconciliations, we believe these non-GAAP measures provide greater transparency and a more complete understanding of factors affecting our business than U.S. GAAP measures alone.

We understand that analysts and investors regularly rely on non-GAAP financial measures, such as those noted above, to assess operating performance. We use these measures because they highlight trends more clearly in our business that may not otherwise be apparent when relying solely on U.S. GAAP financial measures, since these measures eliminate from our results specific financial items that have less bearing on our ongoing operating performance.

Organic revenue and expense growth, organic change and organic impact are non-GAAP measures that reflect adjustments for: (i) the impact of period-over-period changes in foreign currency exchange rates, and (ii) the revenues, expenses and operating income associated with acquisitions and divestitures for the twelve-month period following the date of the acquisition or divestiture. Reconciliations of these measures can be found in this presentation.

Foreign exchange impact: In countries with currencies other than the U.S. dollar, revenues and expenses are translated using monthly average exchange rates. Certain discussions in this presentation isolate the impact of year-over-year foreign currency fluctuations to better measure the comparability of operating results between periods. Operating results excluding the impact of foreign currency fluctuations are calculated by translating the current period's results by the prior period's exchange rates.

Website Disclosure

Nasdaq intends to use its website, ir.nasdaq.com, as a means for disclosing material non-public information and for complying with SEC Regulation FD and other disclosure obligations.

Nasdaq's Divisional Alignment:

Market Platforms

Accelerate digitization of markets and journey to cloud

Trading Services: Includes transactional revenue products related to operating Nasdaq's exchanges, clearing and settlement offerings.

Marketplace Technology: Comprises both the company's marketplace technology solutions for external market operators, as well as connectivity and other services related to our own markets.

Capital Access Platforms

Increase intelligence, efficiency & access in capital markets

Data & Listing Services: Comprises the largely-recurring, regulated data and listing offerings of Nasdaq's exchanges.

Index: Revenues from licensing Nasdaq's proprietary indexes to create financial products, as well as subscriptions to information about these indexes.

Workflows & Insights: Solutions and services to corporate issuers, investment managers and asset owners, predominantly recurring revenue and increasingly delivered via SaaS.

Anti-Financial Crime

Protect the Financial System

Anti-Financial Crime: Products and solutions which enable institutions, markets, and regulators to better identify and fight financial crime. This includes the Verafin Fraud and Anti-Money Laundering solutions as well as Nasdaq Trade & Market Surveillance products.

These solutions are almost entirely comprised of recurring revenues and are delivered via SaaS.

New Corporate Structure to Amplify Our Strategy

Delivering Our Story In A Simple And Powerful Way

Current Segment Reporting

Market Services
- Cash Equity Trading, Equity Derivatives & FICC Trading and Clearing
- Trade Management Services

Corporate Platforms
- Listing Services
- IR & ESG Services

Investment Intelligence
- Market Data
- Index
- Analytics

Market Technology
- Anti-Financial Crime Technology
- Market Infrastructure Technology

Solutions Businesses

New Segment Reporting

Market Platforms
- Trading Services
- Marketplace Technology *(includes Trade Management Services and Marketplace Infrastructure Technology)*

Capital Access Platforms
- Data & Listing Services *(includes Market Data and Listing Services)*
- Index
- Workflow & Insights *(includes IR & ESG Services and Analytics)*

Anti-Financial Crime
- Anti-Financial Crime Technology

Financial Reporting

Net Revenues

(US$ millions)	3Q22	2Q22	1Q22	4Q21	2021	2020
Market Platforms	$353	$356	$355	$356	$1,427	$1,295
Trading Services[1]	212	216	223	213	882	770
Marketplace Technology	141	140	132	143	545	525
Capital Access Platforms	459	458	460	457	1,723	1,449
Data and Listing Services[1]	216	219	223	215	835	736
Index	125	124	122	130	459	324
Workflows and Insights	118	115	115	112	429	389
Anti-Financial Crime[2]	77	75	72	68	231	116
Other	1	4	5	4	39	43
Total	890	893	892	885	3,420	2,903
Solutions Businesses	677	673	664	668	2,499	2,090

(US$ millions)	3Q22	2Q22	1Q22	4Q21	2021	2020
U.S. options data revenue reclassification[1]	$7	$7	$8	$7	$34	$30

[1] As part of the new corporate structure, U.S. Options industry data sales revenue from Options Price Reporting Authority (OPRA) were recast from Trading Services to Data and Listing Services.
[2] Net revenues include a purchase price adjustment on deferred revenue associated with the Verafin transaction of $28 million in 2021, $4 million in 4Q21, and $1 million in 1Q22.

Operating Income and Margin

(US$ millions)	3Q22	2Q22	1Q22	4Q21	2021	2020
Market Platforms						
Net revenues	$353	$356	$355	$356	$1,427	$1,295
Expenses	163	167	174	174	655	640
Operating income	190	189	181	182	772	655
Operating Margin	54%	53%	51%	51%	54%	51%
Capital Access Platforms						
Net revenues	459	458	460	457	1,723	1,449
Expenses	197	189	196	207	758	669
Operating income	262	269	264	250	965	780
Operating Margin	57%	59%	57%	55%	56%	54%
Anti-Financial Crime [1]						
Net revenues	77	75	72	68	231	116
Expenses	56	55	57	51	187	81
Operating income	21	20	15	17	44	35
Operating Margin	27%	27%	21%	25%	19%	30%
Other						
Net revenues	1	4	5	4	39	43
Expenses	1	2	1	2	16	24
Operating income	-	2	4	2	23	19
Total						
Net revenues	890	893	892	885	3,420	2,903
Non-GAAP Expenses	417	413	428	434	1,616	1,414
Non-GAAP Operating income	473	480	464	451	1,804	1,489
Non-GAAP Operating Margin	53%	54%	52%	51%	53%	51%

[1] Net revenues include a purchase price adjustment on deferred revenue associated with the Verafin transaction of $28 million in 2021, $4 million in 4Q21, and $1 million in 1Q22. Excluding the impact of this adjustment, the Anti-Financial Crime operating income and operating margin, respectively, would have been $72 million and 28% in 2021, $21 million and 29% in 4Q21 and 16 million and 22% in 1Q22.

Organic Revenue Growth

Market Platforms

(US$ millions)			Total Variance		Organic Impact		Other[1]	
	Current Period	Prior year Period	$M	%	$M	%	$M	%
3Q22	353	336	17	5%	29	9%	(12)	(4)%
2Q22	356	353	3	1%	14	4%	(11)	(3)%
1Q22	355	381	(26)	(7)%	(17)	(4)%	(9)	(2)%
4Q21	356	352	4	1%	8	2%	(4)	(1)%
2021 [2]	1,439	1,307	132	10%	115	9%	17	1%
2020 [3]	1,319	1,120	199	18%	189	17%	10	1%

Note: The sum of the percentage changes may not tie to the percent change in total variance due to rounding.
[1] Other impact includes acquisitions, divestitures, and changes in FX rates.
[2] Market Platforms revenues for organic growth calculations have not been recast for the Broker Services wind down that occurred in 2022.
[3] Market Platforms revenues for organic growth calculations have not been recast for the NFI sale that occurred in 2021 or Broker Services wind down that occurred in 2022.

Organic Revenue Growth

Capital Access Platforms

(US$ millions)			Total Variance		Organic Impact		Other[1]	
	Current Period	Prior year Period	$M	%	$M	%	$M	%
3Q22	459	435	24	6%	32	7%	(8)	(2)%
2Q22	458	421	37	9%	45	11%	(8)	(2)%
1Q22	460	410	50	12%	55	13%	(5)	(1)%
4Q21	457	392	65	17%	67	17%	(2)	(1)%
2021	1,723	1,449	274	19%	261	18%	13	1%
2020 [2]	1,468	1,298	170	13%	154	12%	16	1%

Note: The sum of the percentage changes may not tie to the percent change in total variance due to rounding.
[1] Other impact includes acquisitions, divestitures, and changes in FX rates.
[2] Revenues for organic growth calculations have not been recast for the NPM contribution or NFI sale that occurred in 2021.

Organic Revenue Growth

Anti-Financial Crime

(US$ millions)	Current Period	Prior year Period	Total Variance		Organic Impact		Other[1]	
			$M	%	$M	%	$M	%
3Q22	77	62	15	24%	16	26%	(1)	(2)%
2Q22	75	58	17	29%	17	29%	-	-%
1Q22[2]	72	42	30	71%	13	31%	17	40%
4Q21[2]	68	31	37	119%	3	10%	34	110%
2021[2]	231	116	115	99%	10	9%	105	91%
2020	116	107	9	8%	7	7%	2	2%

Note: The sum of the percentage changes may not tie to the percent change in total variance due to rounding.
[1] Other impact includes acquisitions, divestitures, and changes in FX rates.
[2] Net revenues include a purchase price adjustment on deferred revenue associated with the Verafin transaction of $28 million in 2021, $4 million in 4Q21, and $1 million in 1Q22.

Organic Revenue Growth

Marketplace Technology

(US$ millions)	Current Period	Prior year Period	Total Variance		Organic Impact		Other[1]	
			$M	%	$M	%	$M	%
3Q22	141	130	11	8%	13	10%	(2)	(2)%
2Q22	140	137	3	2%	6	4%	(3)	(2)%
1Q22	132	134	(2)	(1)%	2	2%	(4)	(3)%
4Q21	143	149	(6)	(4)%	(4)	(3)%	(2)	(1)%
2021 [2]	557	537	20	4%	17	3%	3	1%
2020 [3]	540	522	18	3%	12	2%	6	1%

Note: The sum of the percentage changes may not tie to the percent change in total variance due to rounding.
[1] Other impact includes acquisitions, divestitures, and changes in FX rates.
[2] Marketplace Technology revenues for organic growth calculations have not been recast for the Broker Services wind down that occurred in 2022
[3] Marketplace Technology revenues for organic growth calculations have not been recast for the NFI sale that occurred in 2021 or Broker Services wind down that occurred in 2022

Organic Revenue Growth

Solutions Businesses

(US$ millions)			Total Variance		Organic Impact		Other[1]	
	Current Period	Prior year Period	$M	%	$M	%	$M	%
3Q22	677	627	50	8%	61	10%	(11)	(2)%
2Q22	673	616	57	9%	68	11%	(11)	(2)%
1Q22	664	586	78	13%	70	12%	8	1%
4Q21	668	572	96	17%	66	12%	30	5%
2021 [2]	2,511	2,102	409	19%	288	14%	121	6%
2020 [3, 4]	2,124	1,927	197	10%	173	9%	24	1%

Note: The sum of the percentage changes may not tie to the percent change in total variance due to rounding.

[1] Other impact includes acquisitions, divestitures, and changes in FX rates.

[2] Solutions businesses revenues are not recast for the Broker Services wind down that occurred in 2022.

[3] Solutions businesses revenues are not recast for the NPM contribution, NFI sale that occurred in 2021, or the Broker Services wind down that occurred in 2022.

[4] Revenues from the BWise enterprise governance, risk and compliance software platform, which was sold in March 2019 are included in Other Revenues for these periods and therefore not reflected above.

Annualized Recurring Revenue

Segment ARR*

(US$ millions)	3Q22	2Q22	1Q22	4Q21	2021	2020
Capital Access Platforms	$1,172	$1,167	$1,146	$1,113	$1,113	$986
Market Platforms	503	492	473	479	479	468
Anti-Financial Crime	295	288	280	269	269	111
Total	$1,970	$1,947	$1,899	$1,861	$1,861	$1,565

*ARR: ARR for a given period is the annualized revenue derived from subscription contracts with a defined contract value. This excludes contracts that are not recurring, are one-time in nature, or where the contract value fluctuates based on defined metrics. ARR is currently one of our key performance metrics to assess the health and trajectory of our recurring business. ARR does not have any standardized definition and is therefore unlikely to be comparable to similarly titled measures presented by other companies. ARR should be viewed independently of revenue and deferred revenue and is not intended to be combined with or to replace either of those items. ARR is not a forecast and the active contracts at the end of a reporting period used in calculating ARR may or may not be extended or renewed by our customers.

Market Platforms

Trading Services Net Revenues by Asset Class

(US$ millions)	3Q22	2Q22	1Q22	4Q21	3Q21	2Q21	1Q21	2021	2020
U.S. Equity Derivatives Trading[1]	92	88	94	83	88	84	88	343	287
U.S. Cash Equity Trading	70	76	68	68	61	73	90	292	262
Nordic Cash Equity Trading	24	29	34	33	32	34	38	137	119
Other[2]	26	23	27	29	25	25	31	110	102
Trading Services Net Revenues	$212	$216	$223	$213	$206	$216	$247	$882	$770

[1] As part of the new corporate structure, U.S. Options industry data sales revenue from Options Price Reporting Authority (OPRA) were recast from Trading Services to Data and Listing Services.
[2] Other includes Nordic fixed income trading & clearing, Nordic derivatives, Nordic commodities, and Canadian cash equities trading.